Exhibit 23.1

PricewaterhouseCoopers LLP 300 Madison Avenue New York NY 10017 Telephone (646) 471-3000 www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121098) of Kyocera Corporation of our report dated June 15, 2005 relating to the financial statements of Kyocera Mita America, Inc. Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers

New York, NY

October 5, 2005